Exhibit 99.1

SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035-7932
Phone: 408-801-1000
Fax: 408-801-8657

CONTACT:	Investor Contacts:	Media Contact:
	Lori Barker	Ryan Donovan
	(408) 801-1384	(408) 801-2857

Jay Iyer
(408) 801-2067

SANDISK ANNOUNCES THIRD QUARTER FINANCIAL RESULTS
Taking Measures To Further Strengthen Balance Sheet and Reduce Expenses

Milpitas, CA, October 20, 2008 - SanDisk® Corporation (NASDAQ:SNDK), the world’s largest supplier of flash storage card products, today announced results for the third quarter ended September 28, 2008, a non-binding MOU to restructure joint venture operations with Toshiba, a significant reduction in planned capital expenditures for 2009 and actions to reduce operating expenses. Total third-quarter revenue was $821 million, a decrease of 21% on a year-over-year basis. Net loss in accordance with U.S. Generally Accepted Accounting Principles (GAAP) was ($155) million, or ($0.69) per diluted share, compared to GAAP net income of $85 million, or $0.36 per diluted share, in the third quarter of 2007.

Excluding the impact of acquisition-related charges, share-based compensation expense and the related tax effect, the third quarter non-GAAP net loss was ($132) million, or ($0.59) per diluted share, compared to the third quarter 2007 non-GAAP net income of $130 million, or $0.54 per diluted share.

SanDisk also announced today the signing of a non-binding memorandum of understanding with Toshiba to restructure the current Fab 3 and Fab 4 joint ventures, which would substantially reduce SanDisk’s capital commitments in 2009, strengthen its balance sheet, and provide flexibility in managing supply.

“While third quarter revenue was down year-over-year, record megabyte sales demonstrate the resiliency and breadth of our channels and the elasticity of our end markets in the face of deteriorating global macroeconomic conditions. However, excess inventories resulted in severe pricing pressures and a disappointing loss for the quarter including $109 million of inventory related charges,” said Eli Harari, Chairman and CEO. “To further strengthen our balance sheet we are taking decisive actions including: restructuring of our Fab joint ventures, deep cuts to our 2009 fab capacity investments, and substantial expense reduction measures for 2009. We believe the industry-wide moves to curtail flash capacity expansions are sowing the seeds for the next recovery. Times are tough, however, we believe we can maintain our strong market position with our intellectual property, our industry lead in manufacturing 3-bits per cell Flash, our strong execution of the 43-nanometer technology transition, our diversified OEM and retail global sales channels and our strong balance sheet.”

Key Metrics for Third Quarter of 2008.
  Total megabytes sold in the third quarter increased 105% year-over-year and 44% from the second quarter of 2008.
  Average price per megabyte sold declined 63% on a year-over-year basis and 30% sequentially.
  License and royalty revenue was $132 million, up 11% year-over-year.
  Average retail card capacity of 2.9 gigabytes increased 84% on a year-over-year basis and 23% sequentially.
  GAAP product gross profit (loss) was ($138) million, or (20.0%) compared to $224 million, or 24.3% in the third quarter of 2007. Non-GAAP product gross profit (loss) was ($121) million, or (17.5%) compared to $242 million, or 26.4% in the third quarter of 2007.
  Operating loss, on a GAAP basis, was ($250) million, or (31%) of total revenue compared to GAAP operating income of $109 million, or 11% of total revenue in the third quarter of 2007. Non-GAAP operating loss was ($205) million, or (25%) of total revenue, compared to operating income of $162 million, or 16% of total revenue, in the third quarter of 2007.
  SanDisk introduced 16GB* microSDHC™ and Memory Stick Micro™ (M2™) mobile memory cards - the world’s largest removable storage capacity for mobile phones.
  SanDisk announced slotMusic™. These microSD™ cards will be made available with pre-loaded high fidelity DRM free MP3 music from top artists at EMI Music, SONY BMG, Universal Music Group, and Warner Music Group. A selection of slotMusic cards will be available during the holidays at brick-and-mortar and online stores including Best Buy and Wal-Mart.
  SanDisk announced product upgrades including a 50 percent speed increase for the SDHC™ Extreme III card and a new high speed 45 megabytes per second** 16-gigabyte CompactFlash® Extreme IV card.
  SanDisk and Toshiba also announced today a non-binding memo of understanding to sell approximately 30% of the manufacturing capacity of the parties’ joint ventures to Toshiba.

Conference Call
SanDisk’s third quarter 2008 conference call is scheduled for 2:00 p.m. P.D.T., Monday, October 20, 2008.  The conference call will be webcast by CCBN and can be accessed live, and throughout the quarter, at SanDisk’s website at www.sandisk.com/IR and at www.streetevents.com for registered streetevents.com users. To participate in the call via telephone, the dial-in number is (913) 312-0939. The password is 6040075. A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.

A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in the attached tables.

Forward-Looking Statements
This news release contains certain forward-looking statements, including statements about our business prospects and outlook, anticipated recovery in our industry, our ability to maintain our market position, our ability to continue to execute on our 43-nanometer technology transition, our cost reduction activities, the availability of our slotMusic cards, and our long-term prospects, that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly harm our business, financial condition and results of operations. Risks that may cause these forward-looking statements to be inaccurate include, among others:

  slower than expected, or no, growth in market demand for our products including our solid state drives, or a slower adoption rate for our products in current and new markets that we are targeting including the mobile phone market, continued average selling price erosion that may be more severe than our expectations due to decreased demand or excess industry supply of flash memory from ourselves as well as from existing suppliers or from new competitors, continued excess industry-wide supply to meet demand,
  adverse global economic and geo-political conditions, including continued declines in the global economy, particularly in the U.S. and Europe, or continued adverse currency exchange rates particularly related to the Japanese yen, any interruption of or delay in supply from any of the semiconductor manufacturing or subcontracting facilities, including test and assembly facilities that supply products to us, slower than expected expansion of our global sales channels, fluctuations in operating results, unexpected yield variances and delays related to our conversion to 43-nanometer NAND flash technology or the ramp-up of the 300-millimeter flash fabrication facility, unexpected yield variances in, or delays related to the ramp-up of, 3-bits per cell manufacturing, lower than expected growth in the average megabyte capacity per card, fluctuations in license and royalty revenues,
  higher than anticipated operating expenses,
  unintended effects of our expense reduction measures,
  failure to develop commercially viable rewritable 3D memory technology in a timely and cost-effective manner, business interruption due to earthquakes, hurricanes or other natural disasters, particularly in areas in the Pacific Rim and Japan where we manufacture and assemble products, adverse results in litigation or regulatory actions affecting us, failure to execute definitive agreements on the terms set forth in the MOU or at all, our failure to implement the changes described in the MOU in a timely or cost-effective manner, and other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended December 30, 2007 and our Forms 10-Q.
Future results may differ materially from those previously reported. We do not intend to update the information contained in this release.

About SanDisk
SanDisk Corporation, the inventor and world’s largest supplier of flash storage cards, is a global leader in flash memory – from research, manufacturing and product design to consumer branding and retail distribution. SanDisk’s product portfolio includes flash memory cards for mobile phones, digital cameras and camcorders, digital audio/video players, USB flash drives for consumers and the enterprise, embedded memory for mobile devices, and solid state drives for computers. SanDisk (www.sandisk.com/corporate) is a Silicon Valley-based S&P 500 company, with more than half its sales outside the United States.

SanDisk, and the SanDisk logo are trademarks of SanDisk Corporation, registered in the United States and other countries. slotMusic is a trademark of SanDisk Corporation. microSD and SDHC are trademarks. Memory Stick Micro and M2 are trademarks of Sony Corporation. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

*1 gigabyte (GB) = 1 billion bytes.
**Up to 45 MB/s read/write. Based on internal testing; performance may vary depending upon host device. 1 megabyte (MB) = 1 million bytes. X=150KB/sec.

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended		Nine months ended
	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007
Revenues:
Product	$689,556	$918,810	$2,101,115	$2,328,158
License and royalty	131,941	118,613	386,360	322,383
Total revenues	821,497	1,037,423	2,487,475	2,650,541
Cost of product revenues	812,832	680,521	2,039,994	1,839,345
Amortization of acquisition-related intangible assets	14,582	14,582	43,746	50,227
Total cost of product revenues	827,414	695,103	2,083,740	1,889,572
Gross profit (loss)	(5,917)	342,320	403,735	760,969
Operating expenses:
Research and development	104,560	110,533	328,137	307,358
Sales and marketing	87,859	72,455	245,653	189,178
General and administrative	47,091	45,581	158,579	133,737
Amortization of acquisition-related intangible assets	4,766	4,600	13,794	20,750
Restructuring	-	-	4,085	6,728
Total operating expenses	244,276	233,169	750,248	657,751
Operating income (loss)	(250,193)	109,151	(346,513)	103,218
Total other income (expense)	(450)	29,200	45,974	104,015
Income (loss) before provision for (benefit from) income taxes	(250,643)	138,351	(300,539)	207,233
Provision for (benefit from) income taxes	(95,449)	53,713	(95,348)	89,475
Income (loss) after taxes	(155,194)	84,638	(205,191)	117,758
Minority interest	-	-	-	5,211
Net income (loss)	$(155,194)	$84,638	$(205,191)	$112,547

Net income (loss) per share:
Basic	$(0.69)	$0.37	$(0.91)	$0.49
Diluted	$(0.69)	$0.36	$(0.91)	$0.48

Shares used in computing net income (loss) per share:
Basic	225,682	228,689	225,030	228,034
Diluted	225,682	236,930	225,030	235,992

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended		Nine months ended
	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007
SUMMARY RECONCILIATION OF NET INCOME (LOSS)
GAAP NET INCOME (LOSS)	$(155,194)	$84,638	$(205,191)	$112,547
Share-based compensation (a)	25,551	34,127	73,885	102,317
Amortization of acquisition-related intangible assets (b)	19,348	19,182	57,540	70,977
Inventory step-up expense related to msystems acquisition (c)	-	-	-	7,066
Income tax adjustments (d)	(21,793)	(8,144)	(32,877)	(46,427)
NON-GAAP NET INCOME (LOSS)	$(132,088)	$129,803	$(106,643)	$246,480

GAAP COST OF PRODUCT REVENUES	$827,414	$695,103	$2,083,740	$1,889,572
Share-based compensation (a)	(2,648)	(4,162)	(8,286)	(10,683)
Amortization of acquisition-related intangible assets (b)	(14,582)	(14,582)	(43,746)	(50,227)
Inventory step-up expense related to msystems acquisition (c)	-	-	-	(7,066)
NON-GAAP COST OF PRODUCT REVENUES	$810,184	$676,359	$2,031,708	$1,821,596

GAAP GROSS PROFIT (LOSS)	$(5,917)	$342,320	$403,735	$760,969
Share-based compensation (a)	2,648	4,162	8,286	10,683
Amortization of acquisition-related intangible assets (b)	14,582	14,582	43,746	50,227
Inventory step-up expense related to msystems acquisition (c)	-	-	-	7,066
NON-GAAP GROSS PROFIT (LOSS)	$11,313	$361,064	$455,767	$828,945

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$104,560	$110,533	$328,137	$307,358
Share-based compensation (a)	(10,543)	(12,528)	(28,693)	(38,228)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$94,017	$98,005	$299,444	$269,130

GAAP SALES AND MARKETING EXPENSES	$87,859	$72,455	$245,653	$189,178
Share-based compensation (a)	(5,546)	(7,956)	(15,480)	(25,240)
NON-GAAP SALES AND MARKETING EXPENSES	$82,313	$64,499	$230,173	$163,938

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$47,091	$45,581	$158,579	$133,737
Share-based compensation (a)	(6,814)	(9,481)	(21,426)	(28,166)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$40,277	$36,100	$137,153	$105,571

GAAP TOTAL OPERATING EXPENSES	$244,276	$233,169	$750,248	$657,751
Share-based compensation (a)	(22,903)	(29,965)	(65,599)	(91,634)
Amortization of acquisition-related intangible assets (b)	(4,766)	(4,600)	(13,794)	(20,750)
NON-GAAP TOTAL OPERATING EXPENSES	$216,607	$198,604	$670,855	$545,367

GAAP OPERATING INCOME (LOSS)	$(250,193)	$109,151	$(346,513)	$103,218
Cost of product revenues adjustments (a) (b) (c)	17,230	18,744	52,032	67,976
Operating expense adjustments (a) (b)	27,669	34,565	79,393	112,384
NON-GAAP OPERATING INCOME (LOSS)	$(205,294)	$162,460	$(215,088)	$283,578

GAAP NET INCOME (LOSS)	$(155,194)	$84,638	$(205,191)	$112,547
Cost of product revenues adjustments (a) (b) (c)	17,230	18,744	52,032	67,976
Operating expense adjustments (a) (b)	27,669	34,565	79,393	112,384
Income tax adjustments (d)	(21,793)	(8,144)	(32,877)	(46,427)
NON-GAAP NET INCOME (LOSS)	$(132,088)	$129,803	$(106,643)	$246,480

Diluted net income (loss) per share:
GAAP	$(0.69)	$0.36	$(0.91)	$0.48
Non-GAAP	$(0.59)	$0.54	$(0.47)	$1.04

Shares used in computing diluted net income (loss) per share:
GAAP	225,682	236,930	225,030	235,992
Non-GAAP	225,682	238,643	225,030	237,313

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)

(1) To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by many analysts who follow the Company.  For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation in accordance with SFAS 123(R) effective January 2, 2006 and the acquisition of Matrix Semiconductor, Inc. in January 2006,  msystems Ltd. in November 2006 and MusicGremlin, Inc. in June 2008, we believe the inclusion of non-GAAP financial measures provide consistency in our financial reporting. These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods.  Further, management uses non-GAAP information as certain non-cash charges such as amortization of purchased intangibles and share-based compensation do not reflect the cash operating results of the business and certain one-time expenses such as write-off of acquired in-process technology do not reflect the ongoing results.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a) Share-based compensation expense.
(b) Amortization of acquisition-related intangible assets, primarily core and developed technology, related to the acquisition of Matrix (January 2006), msystems (November 2006), and MusicGremlin (June 2008).

(c) Inventory step-up expense related to msystems acquisition.
(d) Income taxes associated with certain non-GAAP adjustments.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands)

	September 28, 2008	December 30, 2007
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$721,107	$833,749
Short-term investments	853,111	1,001,641
Accounts receivable from product revenues, net	118,563	462,983
Inventory	712,406	555,077
Deferred taxes	186,726	212,255
Other current assets	309,508	233,952
Total current assets	2,901,421	3,299,657
Long-term investments	1,070,040	1,060,393
Property and equipment, net	409,281	422,895
Notes receivable and investments in flash ventures with Toshiba	1,294,654	1,108,905
Deferred taxes	169,819	117,130
Goodwill	844,101	840,870
Intangibles, net	265,483	322,023
Other non-current assets	58,236	62,946
Total Assets	$7,013,035	$7,234,819
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$242,175	$285,711
Accounts payable to related parties	129,436	158,443
Other current accrued liabilities	221,969	286,850
Deferred income on shipments to distributors and retailers and deferred revenue	158,717	182,879
Total current liabilities	752,297	913,883
Convertible long-term debt	1,225,000	1,225,000
Non-current liabilities	184,344	135,252
Total Liabilities	2,161,641	2,274,135
Minority interest	151	1,067
Stockholders' Equity:
Common stock	3,888,150	3,797,073
Retained earnings	924,878	1,130,069
Accumulated other comprehensive income	38,215	32,475
Total Stockholders' Equity	4,851,243	4,959,617
Total Liabilities and Stockholders' Equity	$7,013,035	$7,234,819

SanDisk Corporation
Preliminary Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Three months ended		Nine months ended
	September 28, 2008	September 30, 2007	September 28, 2008	September 30, 2007
Cash flows from operating activities:
Net income (loss)	$(155,194)	$84,638	$(205,191)	$112,547
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred and other taxes	(28,572)	53,715	(30,784)	89,475
(Gain) loss on equity investments	23,095	(2,134)	27,578	(2,701)
Depreciation and amortization	69,581	67,211	199,954	196,444
Provision for doubtful accounts	(740)	1,439	6,211	2,977
Share-based compensation expense	25,551	34,127	73,885	102,317
Excess tax benefit from share-based compensation	(360)	(4,206)	(2,037)	(15,714)
Other non-cash charges (income)	8,446	(266)	15,730	2,649
Changes in operating assets and liabilities:
Accounts receivable from product revenues	86,208	(127,750)	338,210	171,177
Inventory	83,023	57,352	(157,336)	(47,211)
Other assets	77,825	77,177	28,250	47,001
Accounts payable trade	4,353	33,102	(43,536)	(38,596)
Accounts payable to related parties	(2,752)	11,634	(29,007)	22,513
Other liabilities	(54,327)	52,878	(199,803)	(139,163)
Total adjustments	291,331	254,279	227,315	391,168
Net cash provided by operating activities	136,137	338,917	22,124	503,715
Cash flows from investing activities:
Purchases of short and long-term investments	(776,290)	(1,554,027)	(1,668,510)	(3,145,884)
Proceeds from sale of short and long-term investments	560,010	1,258,874	1,288,906	1,492,256
Maturities of short and long-term investments	127,285	171,526	479,848	1,142,826
Investment in Flash Alliance Ltd.	-	(38,003)	(96,705)	(38,003)
Distribution from FlashVision Ltd.	73,543	-	102,530	-
Proceeds from sales of capital equipment	39,416	-	39,680	-
Acquisition of capital equipment	(45,184)	(82,102)	(152,360)	(179,903)
Proceeds from notes receivable from FlashVision Ltd.	-	-	-	37,512
Issuance of notes receivable from Flash Partners Ltd.	-	(286,296)	(37,418)	(409,601)
Issuance of notes receivable from Flash Alliance Ltd.	(93,110)	-	(93,110)	-
Purchased technology and other assets	1,000	(14,563)	(875)	(27,803)
Acquisition of MusicGremlin, Inc.	(76)	-	(4,604)	-
Net cash used in investing activities	(113,406)	(544,591)	(142,618)	(1,128,600)
Cash flows from financing activities:
Proceeds (repayment) from debt financing	-	4,012	(9,785)	7,803
Proceeds from employee stock programs	10,008	43,208	19,358	97,310
Distribution to minority interest	-	-	-	(9,880)
Tax benefit from share-based compensation	360	4,206	2,037	15,714
Share repurchase programs	-	-	-	(97,417)
Net cash provided by financing activities	10,368	51,426	11,610	13,530
Effect of changes in foreign currency exchange rates on cash	(1,570)	955	(3,758)	1,575
Net increase (decrease) in cash and cash equivalents	31,529	(153,293)	(112,642)	(609,780)
Cash and cash equivalents at beginning of period	689,578	1,124,213	833,749	1,580,700
Cash and cash equivalents at end of period	$721,107	$970,920	$721,107	$970,920